HUTCHINSON TECHNOLOGY REPORTS FOURTH QUARTER RESULTS

Operating Results Near Breakeven on Benefits of Restructuring Actions

Convertible Debt Reduced an Additional $47 Million

HUTCHINSON, Minn., Nov. 2, 2009 – Hutchinson Technology Incorporated (NASDAQ: HTCH) today reported net income of $8.3 million, or $0.34 per diluted share, on net sales of $103.2 million for its fiscal fourth quarter ended September 27, 2009.  The company’s operating results, excluding the three items below, generated a net loss of $1.0 million, or $0.04 per share.  Results for the quarter included:

▪	A gain of $7.1 million on the repurchase of $27.5 million par value of the company’s 3.25% Convertible Subordinated Notes due January 2026, leaving a balance of $197.5 million;
▪	A gain of $1.9 million on the sale of the company’s building in Sioux Falls, South Dakota; and
▪	A gain of $0.4 million on the repurchase of $19.5 million par value of the company’s 2.25% Convertible Subordinated Notes due March 2010, leaving a balance of $45.6 million.

In its fiscal 2008 fourth quarter, the company reported a net loss of $105.5 million, or $4.60 per diluted share, on net sales of $164.3 million.  The net loss for the quarter included a non-cash charge of $92.5 million, or $4.03 per share, related to establishing a full valuation allowance against deferred tax assets and a charge of $8.5 million, or $0.37 per share, related to an other-than-temporary impairment of its long-term investments.  Excluding the impairment charge, the company’s loss before income taxes for the fiscal 2008 fourth quarter would have been $11.8 million.

Wayne M. Fortun, Hutchinson Technology’s president and chief executive officer, said the actions taken in fiscal 2009 to reduce costs and debt have improved the company’s operating results and financial position.  “Excluding the gains noted above, we operated at close to breakeven in the fourth quarter as a result of substantial reductions in our costs achieved primarily through structural changes in our business,” said Fortun.  “In addition, over the course of the year, we repaid $132 million, or 35%, of our convertible debt.”  The company ended the year with total cash and investments of $227 million.  “We are prepared for the resumption in year-over-year demand growth that we expect, and we are better positioned to weather market and economic instability should it occur,” said Fortun.

Gross profit improved from $17.1 million, or 10%, in the fiscal 2008 fourth quarter to $17.5 million, or 17%, in the fiscal 2009 fourth quarter, despite a $61 million decline in net sales.  Operating income totaled $2.1 million in the fiscal 2009 fourth quarter, compared with an operating loss of $10.5 million in the fiscal 2008 fourth quarter.  “Achieving a $13 million improvement in operating income compared with last year’s fourth quarter, despite a 31% decline in suspension shipments, illustrates the impact of the actions we took to restructure the company,” said Fortun.

The company currently estimates fiscal 2010 capital spending to be approximately $35 million, including $15 million to establish its Thailand assembly operation.  The company’s fiscal 2010 results will include an additional non-cash interest expense of approximately $8.5 million resulting from the adoption of Financial Accounting Standards Board Staff Position No. APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement).”

Disk Drive Components Division

The company shipped 145 million suspension assemblies in the fiscal 2009 fourth quarter, compared with 146 million in the preceding quarter and 209 million in the fiscal 2008 fourth quarter.  Volume was about flat on a sequential quarter basis despite a decline in shipments to Seagate Technology that was expected.  Average selling price in the fiscal 2009 fourth quarter was $0.70, compared with $0.71 in the preceding quarter and $0.78 in last year’s fourth quarter.

Shipments of TSA+ suspension assemblies totaled 18 million in the fiscal 2009 fourth quarter, up from 10 million in the preceding quarter and 5 million in last year’s fourth quarter.  “TSA+ suspension assemblies offer our customers superior performance, and as a result are gaining broader acceptance and being designed into more disk drive programs,” said Kathleen Skarvan, president of the Disk Drive Components Division.  The company continued to reduce the cost burden of TSA+ flexure production, which was $7.1 million in the fiscal 2009 fourth quarter, compared to $7.6 million in the preceding quarter and $11 million in the 2008 fourth quarter.  “Our TSA+ output, yields and efficiencies are all improving and we remain on track to eliminate the cost burden associated with TSA+ flexure production in the second half of fiscal 2010,” said Skarvan.  “We expect that the cost to produce our additive TSA+ flexures will ultimately be lower than the cost to produce our current subtractive TSA flexures.”

The company expects its overall suspension assembly volume to, at minimum, keep pace with the worldwide demand for suspension assemblies, resulting in a return to year-over-year volume growth in fiscal 2010.  “TSA+ suspensions should account for a steadily increasing percentage of our shipments over the course of the year as we continue to expand TSA+ adoption,” said Skarvan.  “We’re also progressing with establishing an assembly operation in Thailand, with a goal of initiating production in the second half of calendar 2010.  This will further enhance our long-term cost position, as well as our ability to serve our customers in Asia.”

BioMeasurement Division

Net sales for the BioMeasurement Division in the fiscal 2009 fourth quarter totaled $624,000 compared with $408,000 in the preceding quarter and $445,000 in the fiscal 2008 fourth quarter.  Rick Penn, president of the BioMeasurement Division, attributed the sequential quarter revenue growth primarily to recurring sales to existing customers, which more than doubled compared with the preceding quarter.  “Although hospital spending restrictions delayed some initial purchases by prospective new customers, we are encouraged by the growth in recurring sensor sales.  This growth reflects increasing clinician acceptance resulting from our customer education efforts and the development of protocols that incorporate the use of InSpectraTM StO2 monitoring,” said Penn.  “Our fourth quarter revenue also benefited from sales through distributors as we continued to widen our geographic reach.  We are now positioned to sell into 26 countries through a combination of direct sales and more than 10 distributors.”

During fiscal 2009, the BioMeasurement Division nearly doubled its number of customers to 98 and nearly tripled the installed base of InSpectra StO2 systems, which totaled more than 220 at the end of the fiscal year.  Over the course of the year, there also were more than 60 industry publications or presentations that documented the value of StO2 monitoring.  “This momentum and body of evidence provides a firm foundation for our overall marketing and sales efforts, our clinician education programs and our focus on establishing InSpectra StO2 monitoring as a standard of care,” said Penn.  Penn added that although revenue within each quarter is difficult to predict, the company expects fiscal 2010 BioMeasurement Division revenue to reach $4 million to $6 million, compared to $1.8 million in fiscal 2009.

Summary

Commenting on fiscal 2009, Fortun said the company responded to challenging market, industry and economic conditions by strengthening its overall financial position and substantially changing its cost structure without compromising its ability to innovate and compete.  “Looking ahead, our strategies to achieve consistent profitability include improving our TSA+ production efficiency, expanding TSA+ adoption, initiating production in Thailand, and growing revenue in our BioMeasurement Division.”

Hutchinson Technology to Host Conference Call

The company will conduct a conference call and webcast for investors beginning at 4:00 p.m. Central Time on Monday, November 2.  Individual investors and news media may participate in the conference call live via the webcast.  The webcast will be available through the Investor Relations page on Hutchinson Technology’s web site at www.htch.com.  Webcast participants will need to complete a brief registration form and should allow extra time before the webcast begins to register and, if necessary, download and install audio software.

About Hutchinson Technology

Hutchinson Technology is a global technology leader committed to creating value by developing solutions to critical customer problems.  The company’s Disk Drive Components Division is a leading worldwide supplier of suspension assemblies for disk drives.  The company’s BioMeasurement Division is focused on bringing to the market new technologies and products that provide information clinicians can use to improve the quality of health care and reduce costs.

Cautionary Note Regarding Forward-Looking Statements

This announcement contains forward-looking statements regarding demand for and shipments of the company’s products, production capability and costs, assembly operations in Asia, product commercialization and adoption, capital expenditures, cost reductions, operating performance and financial results.  The company does not undertake to update its forward-looking statements.  These statements involve risks and uncertainties.  The company's actual results could differ materially from those anticipated in these forward-looking statements as a result of changes in market demand and market consumption of disk drives or suspension assemblies, market acceptance of new products, the company’s ability to produce suspension assemblies at levels of precision, quality, volume and cost its customers require, changes in product mix, changes in customers yields, changes in storage capacity requirements, changes in expected data density, changes in the company’s ability to establish an assembly operation in Asia and other factors described from time to time in the company's reports filed with the Securities and Exchange Commission.

INVESTOR CONTACT:	MEDIA CONTACT:
Chuck Ives	Connie Pautz
Investor Relations Manager	Corporate Communications Director
Hutchinson Technology Inc.	Hutchinson Technology Inc.
320-587-1605	320-587-1823

Hutchinson Technology Incorporated
Condensed Consolidated Statements of Operations - Unaudited
(In thousands, except per share data)

	Thirteen Weeks Ended	Thirteen Weeks Ended	Fifty-Two Weeks Ended	Fifty-Two Weeks Ended
	September 27,	September 28,	September 27,	September 28,
	2009	2008	2009	2008

Net sales	$103,242	$164,300	$408,022	$631,619

Cost of sales	85,778	147,190	400,488	546,139

Gross profit	17,464	17,110	7,534	85,480

Research and development expenses	4,716	9,344	26,776	39,711

Selling, general and
administrative expenses	10,606	18,713	55,258	73,303

Severance and other expenses	-	-	29,208	1,061

Asset impairment and other charges	-	-	71,809	-

Litigation charge	-	(491)	-	2,003

Income (loss) from operations	2,142	(10,456)	(175,517)	(30,598)

Interest expense	(2,430)	(2,914)	(10,969)	(11,692)

Interest income	308	1,214	3,184	10,519

Other income, net	750	317	5,926	2,172

Gain on extinguishment of debt	7,516	-	21,614	-

Impairment of long-term investments	-	(8,484)	-	(8,484)

Income (loss) before income taxes	8,286	(20,323)	(155,762)	(38,083)

(Benefit) provision for income taxes	(55)	85,193	(209)	79,765

Net income (loss)	$8,341	$(105,516)	$(155,553)	$(117,848)

Basic earnings (loss) per share	$0.36	$(4.60)	$(6.70)	$(4.83)

Diluted earnings (loss) per share	$0.34	$(4.60)	$(6.70)	$(4.83)

Weighted-average common
shares outstanding	23,353	22,940	23,214	24,411

Weighted-average common
and diluted shares outstanding	25,335	22,940	23,214	24,415

Hutchinson Technology Incorporated
Condensed Consolidated Balance Sheets - Unaudited
(In thousands, except shares data)

	September 27,	September 28,
ASSETS	2009	2008
Current assets:
Cash and cash equivalents	$106,391	$62,309
Short-term investments	96,316	108,944
Trade receivables, net	63,448	100,928
Other receivables	8,445	8,847
Inventories	46,878	76,459
Other current assets	4,932	7,326
Total current assets	326,410	364,813
Long-term investments	24,316	92,166
Property, plant and equipment, net	279,336	415,088
Other assets	5,425	9,220
	$635,487	$881,287

LIABILITIES AND SHAREHOLDERS' INVESTMENT
Current liabilities:
Current maturities of long-term debt	$102,804	$1,444
Accounts payable	17,536	26,519
Accrued expenses	11,183	14,537
Accrued compensation	13,139	21,178
Total current liabilities	144,662	63,678
Long-term debt, less current maturities	946	2,498
Convertible subordinated notes	197,500	375,000
Other long-term liabilities	1,705	3,009
Shareholders' investment:
Common stock $.01 par value, 100,000,000 shares
authorized, 23,359,000 and 22,941,000
issued and outstanding	234	229
Additional paid-in capital	377,713	371,965
Accumulated other comprehensive income (loss)	2,503	(869)
Accumulated (loss) earnings	(89,776)	65,777
Total shareholders' investment	290,674	437,102
	$635,487	$881,287

Hutchinson Technology Incorporated
Condensed Consolidated Statements of Cash Flows - Unaudited
(Dollars in thousands)

	Fifty-Two Weeks Ended	Fifty-Two Weeks Ended
	September 27,	September 28,
	2009	2008
Operating activities:
Net loss	$(155,553)	$(117,848)
Adjustments to reconcile net loss to
cash provided by operating activities:
Depreciation and amortization	77,386	111,856
Stock-based compensation	4,244	5,976
Provision for deferred taxes	-	81,264
Asset Impairment charge	71,640	-
(Gain) Impairment of long-term investments	(4,390)	8,484
Gain on extinguishment of debt, net	(21,614)	-
(Gain) loss on disposal of assets	(1,762)	893
Litigation charge	-	2,003
Changes in operating assets and liabilities	50,169	(2,292)
Cash provided by operating activities	20,120	90,336

Investing activities:
Capital expenditures	(20,609)	(65,603)
Proceeds from the sale of PP&E	12,205	-
Purchases of marketable securities	(46,883)	(960,216)
Sales/maturities of marketable securities	133,819	983,821
Cash provided by (used for) investing activities	78,532	(41,998)

Financing activities:
Net proceeds from issuance of common stock	1,508	8,529
Net proceeds from loan	55,699	-
Repayment of long-term debt	(111,777)	(1,346)
Repurchase of common stock	-	(57,721)
Cash used by financing activities	(54,570)	(50,538)

Net increase (decrease) in cash and cash equivalents	44,082	(2,200)

Cash and cash equivalents at beginning of period	62,309	64,509

Cash and cash equivalents at end of period	$106,391	$62,309

Hutchinson Technology Incorporated
Earnings Per Share Calculation - Unaudited
(In thousands, except per share data)

	Thirteen Weeks Ended	Thirteen Weeks Ended	Fifty-Two Weeks Ended	Fifty-Two Weeks Ended
	September 27,	September 28,	September 27,	September 28,
	2009	2008	2009	2008

Net income (loss) (A)	$8,341	$(105,516)	$(155,553)	$(117,848)
Plus: interest expense on convertible
subordinated notes	414	-	-	-
Less: additional profit sharing expense and
income tax provisions	41	-	-	-
Net income (loss) available to common shareholders (B)	$8,714	$(105,516)	$(155,553)	$(117,848)

Weighted average common shares outstanding (C)	23,353	22,940	23,214	24,411
Dilutive potential common shares	1,982	-	-	4
Weighted-average common and diluted shares
outstanding (D)	25,335	22,940	23,214	24,415

Basic (loss) earnings per share [(A)/(C)]	$0.36	$(4.60)	$(6.70)	$(4.83)
Diluted (loss) earnings per share [(B)/(D)]	$0.34	$(4.60)	$(6.70)	$(4.83)

Hutchinson Technology Incorporated
Reconciliation of Non-GAAP to GAAP Financial Measures - Unaudited
(In thousands, except per share data)

	Thirteen Weeks Ended	Thirteen Weeks Ended
	September 27,	September 28,
	2009	2008

Loss before income taxes - GAAP		$(20,323)
Add Impairment of long-term investments (1)		8,484
Loss before income taxes - excluding impairment of long- term investments		$(11,839)

Net income - GAAP	$8,341
Subtract gain on sale of building (2)	(1,861)
Subtract gain on extinguishment of debt (3)	(7,516)
Net loss - excluding gain on sale of building and gain on extinguishment of debt	$(1,036)

Net loss per common share – excluding gain on sale of building and gain on extinguishment of debt:
Basic loss per share	$(0.04)
Diluted loss per share	$(0.04)

Weighted average common and common equivalent shares outstanding:
Basic	23,353
Diluted	23,353

(1) A charge of $8,484,000 related to an other-than-temporary impairment of our auction-rate securities.
(2) A gain of $1,861,000 related to the sale of the company's building in Sioux Falls, South Dakota.
(3) A gain of $7,516,000 on the repurchase of the company's convertible subordinated notes.